January 19, 2012

Research Frontiers Incorporated
240 Crossways Park Drive
Woodbury NY 11797-2033

Re:	Registration Statement on Form S-3 filed by
Research Frontiers Incorporated

Ladies and Gentlemen:

We have acted as counsel to Research Frontiers Incorporated, a Delaware corporation (the "Company"), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of: (i) shares (the "Shares") of common stock, par value $0.0001 per share, of the Company (the "Common Stock"), certain of which may be issuable upon exercise of the Warrants (as hereinafter defined); and (ii) warrants to purchase shares of Common Stock (the "Warrants"), in each case as contemplated by the Company's Registration Statement on Form S-3 to which this opinion is an exhibit (the "Registration Statement"). The Shares and the Warrants are, collectively, referred to in this letter as the "Securities" and, each, as a "Security." The maximum number of Shares issuable directly or upon exercise of the Warrants will be 3,000,000. The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act").

As counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company's board of directors and other records relating to the authorization, registration, sale, and issuance of the Shares, communications or certifications of public officials and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. Each authorized but unissued Share, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, and assuming no changes in relevant law or facts ,will be validly issued, fully paid and non-assessable.

2. The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, and assuming no changes in relevant law or facts, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments (including post-effective amendments) thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the "Commission"), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with (A) the authorizing resolutions duly adopted by the board of directors (or duly authorized committee thereof) of the Company, (B) the respective constituent governing documents of the Company and (C) applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been duly adopted by the board of directors or other appropriate governing bodies of the Company and will be in full force and effect at all times at which the Securities are offered, issued and sold by the Company; (vi) any securities issuable upon exercise, conversion, exchange or redemption of any Securities in accordance with the terms thereof will be duly authorized and, as applicable, reserved for issuance upon such exercise, conversion, exchange or redemption; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement relating to the Warrants (the "Warrant Agreement") to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the "Warrant Agent") will have been duly authorized, executed and delivered by the parties thereto, and (ii) the Warrants will be duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

Our opinions are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors' rights generally, by any covenants of good faith or fair dealing that may be implied, and by general principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and have not independently checked or verified the accuracy of such statements and representations. The opinions expressed herein are limited to the laws of the State of Delaware, as currently in effect, and we express no opinion as to the laws of any other jurisdiction. The opinions contained in this letter are expressed as of the date hereof, and we do not have, nor do we assume, any obligation to advise of any changes in any facts or applicable laws after the date hereof that may effect the opinions we express herein.

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement and any amendment thereto and to any and all references to our firm in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DUANE MORRIS LLP

/s/ DUANE MORRIS LLP